Exhibit 99.7

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We’re excited to announce that @Dril-Quip has agreed to combine with @Innovex to create a unique energy industrial platform even better equipped to serve customers, provide opportunities to employees, and drive innovation throughout industry cycles.

Learn more: https://hubs.ly/Q02pTblm0

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Dril-Quip President and Chief Executive Officer Jeffrey Bird stated: “The multi-decade legacy and strong reputation of Dril-Quip’s technology, brand and expertise, paired with the customer-centric, innovative and execution-oriented cultures of both companies will help us continue to manufacture and deliver innovative products and service to our customers and create opportunities for our employees. Additionally, the complementary global scale and product breadth of the combined company will provide a strong platform for organic revenue growth, strong EBITDA margins and the potential for significant free cash flow generation to drive value for our stockholders.”

Cautionary Statement Regarding Forward-Looking Statements

Statements contained herein relating to future operations and financial results or that are otherwise not limited to historical facts are forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended, including, but not limited to, those related to anticipated benefits of the proposed transaction, the impact of the proposed transaction on Dril-Quip’s and Innovex’s businesses and future financial and operating results are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond Dril-Quip’s and Innovex’s control. These factors and risks include, but are not limited to: the impact of actions taken by the Organization of Petroleum Exporting Countries (OPEC) and non-OPEC nations to adjust their production levels, risks related to the proposed transaction, including, the prompt and effective integration of Dril-Quip’s and Innovex’s businesses and the ability to achieve the anticipated synergies and value-creation contemplated by the proposed transaction; the risk associated with Dril-Quip’s and Innovex’s ability to obtain the approval of the proposed transaction by their stockholders required to consummate the proposed transaction and the timing of the closing of the proposed transaction, including the risk that the conditions to the transaction are not satisfied on a timely basis or at all and the failure of the transaction to close for any other reason; the risk that a consent or authorization that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; unanticipated difficulties or expenditures relating to the transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction; and the diversion of management time on transaction related issues, the impact of general economic conditions, including inflation, on economic activity and on Dril-Quip’s and Innovex’s operations, the general volatility of oil and natural gas prices and cyclicality of the oil and gas industry, declines in investor and lender sentiment with respect to, and new capital investments in, the oil and gas industry, project terminations, suspensions or scope adjustments to contracts, uncertainties regarding the effects of new governmental regulations, Dril-Quip’s and Innovex’s international operations, operating risks, the impact of our customers and the global energy sector shifting some of their asset allocation from fossil-fuel production to renewable energy resources, and other factors detailed in Dril-Quip’s public filings with the Securities and Exchange Commission (the “SEC”). Investors are cautioned that any such statements are not guarantees of future performance and actual outcomes may vary materially from those indicated.

Important Information for Stockholders

In connection with the proposed merger, Dril-Quip intends to file with the SEC, a registration statement on Form S-4 that will include a proxy statement/prospectus. Dril-Quip may also file other relevant documents with the SEC regarding the proposed merger. This document is not a substitute for the proxy statement/prospectus or registration statement or any other document that Dril-Quip may file with the SEC. The definitive proxy statement/prospectus (if any when available) will be mailed to the stockholders of Dril-Quip. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED BY DRIL-QUIP WITH THE SEC IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Such stockholders will be able to obtain free copies of the registration statement and proxy statement/prospectus (if and when available) and other documents containing important information about Dril-Quip, Innovex and the proposed merger once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Additional information is available on Dril-Quip’s website, www.dril-quip.com.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Participants in the Solicitation

Dril-Quip and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed transaction. Information about Dril-Quip’s directors and executive officers including a description of their interests in Dril-Quip is included in Dril-Quip’s most recent Annual Report on Form 10-K, including any information incorporated therein by reference, as filed with the SEC. Additional information regarding these persons and their interests in the transaction will be included in the proxy statement/prospectus relating to the proposed transaction when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Innovex and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Dril-Quip stockholders in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the transaction will be included in the proxy statement/prospectus relating to the proposed transaction when it is filed with the SEC.

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